SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SOUTHERN SAUCE COMPANY, INC.
(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT

September 29, 2008

SOUTHERN SAUCE COMPANY, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share (“Common Stock”), of Southern Sauce Company, Inc., a Florida corporation (the “Company”), at the close of business on September 29, 2008 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement advises shareholders of actions taken and approved on September 15, 2008 by Wang Chen and Guo Wei, who comprise the Board of Directors, and ratified on September 15, 2008 by Long Sunny Limited, the holder of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholder”), to change the name of the Company to Shengkai Innovations Co., Ltd. (the “Name Change”).

The Name Change will not become effective until the filing with the Office of the Secretary of State of Florida of Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”) at least twenty (20) days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

Reverse Merger

On June 9, 2008, the Company consummated a number of related transactions through which it acquired control of Tianjin Shengkai Industrial Technology Development Co. Ltd. (“Shengkai”), a company based in the People’s Republic of China (the “PRC”).

Shengkai is engaged in the design, manufacturing and sales of ceramic valves, the manufacturing and sales of high-tech ceramic materials, technical consultation and services, and the export of ceramic valves and related technologies. Shengkai sells its products in the PRC, North America and the Asia-Pacific region. The Company acquired control of Shengkai through two separate transactions: (i) a restructuring transaction which granted control of Shengkai to another PRC entity, Shengkai (Tianjin) Ceramic Valves Co., Ltd. (“SK Ceramic Valves”), and (ii) a reverse merger transaction transferring control of SK Ceramic Valves to the Company.

Restructuring Transaction: Under the laws of the PRC, certain restrictions are placed on round trip investments, which are defined under PRC law as an acquisition of a PRC entity by an offshore special purpose vehicle owned by one or more PRC residents. As a result, SK Ceramic Valves entered into a series of agreements with Shengkai which the Company believes gives it effective control over the business of Shengkai.

Reverse Merger Transaction: In the reverse merger transaction, through the Company’s wholly-owned subsidiary Shen Kun Acquisition Sub Limited, the Company acquired control of Shen Kun International Limited, a British Virgin Islands company (“Shen Kun”) and the parent company of SK Ceramic Valves, by issuing to the Shen Kun shareholders an aggregate of 20,550,000 shares of Common Stock as consideration for all of the outstanding capital stock of Shen Kun. The Shen Kun shareholders with whom the Company consummated the merger included the Majority Shareholder, whose shares of Common Stock may be acquired in the future by our Chief Executive Officer, Mr. Wang Chen, pursuant to a call option held by Mr. Wang. Pursuant to the terms of the reverse merger transaction, Shen Kun Acquisition Sub Limited dissolved and Shen Kun, the surviving entity, become a wholly-owned subsidiary of the Company.

Change of Control

On June 9, 2008, pursuant to the reverse merger transaction with the Shen Kun shareholders (Long Sunny Limited, Groom Profit Holdings Limited, Right Idea Holdings Limited, Chen Fang, Miao Yang and Zhang Ying), the shareholders of Shen Kun delivered to the Company all the issued and outstanding shares of Shen Kun. As merger consideration for the Shen Kun shares, the Company delivered to the Shen Kun shareholders 20,550,000 shares of the Company’s newly-issued Common Stock. Long Sunny Limited became a holder of 17,400,000 shares of the Company’s Common Stock, Groom Profit Holdings Limited and Right Idea Holdings Limited each became a holder of 1,350,000 shares of the Company’s Common Stock, and Chen Fang, Miao Yang and Zhang Ying became a holder of 30,000, 135,000 and 135,000 shares of the Company’s Common Stock, respectively. As a result thereof, the Company experienced a change in control from Vision Opportunity China LP, Martin Sumichrast, Ralph Olson and Castle Bison, Inc., who held 677,500, 152.500, 152,500 and 85,000 shares respectively and together comprised 68.32% of the Company’s Common Stock prior to the reverse merger transaction, to the Majority Shareholder, which held 17,400,000 shares or 78.69% of the Company’s Common Stock after the reverse merger transaction.

Prior to June 9, 2008, John Vogel served as Chief Executive Officer and sole director of the Company. In connection with the reverse merger transaction, effective June 9, 2008, John Vogel resigned as the Company’s chief executive officer and the Company appointed Mr. Wang Chen as Chief Executive Officer and director. Effective June 24, 2008, Mr. Vogel resigned as a director of the Board and Ms. Guo Wei was appointed a new member of the Board. As a result thereof, Mr. Wang Chen and Ms. Guo Wei constitute the entire Board of Directors of the Company. The change in the composition of the board of directors disclosed in the Company’s Schedule 14f-1 Information Statement resulted in a change in control of the board of directors of the Company.

Our Corporate Structure

As set forth in the following diagram, following the reverse merger transaction and change of control, Shengkai is now a wholly-owned subsidiary of the Company, and Wang Chen and Guo Wei comprise the Board of Directors of the Company:

THE NAME CHANGE

The Company believes that, in light of the Company’s acquisition of Shengkai, its operating entity, in the reverse merger transaction, the Name Change would be in the best interests of the Company because it would more accurately describe the Company’s business. The Board of Directors approved, and the Majority Shareholder ratified, an amendment to the Company’s Articles of Incorporation to change the Company’s name from Southern Sauce Company, Inc. to Shengkai Innovations Co., Ltd. The name change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Florida, at which time the Company will also change its name and stock symbol on the Over the Counter Bulletin Board (“OTCBB”). The filing will be made at least twenty (20) days after the date this Information Statement is first sent to shareholders.

Purpose of the Information Statement

This information statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company's shareholders as of the close of business on the Record Date of the Name Change approved by the Board of Directors and ratified by the Majority Shareholder.

As outlined in this Information Statement, shareholders holding a majority of the Company's outstanding Common Stock have voted in favor of changing the Company’s legal name, which action is expected to take effect on or around October 20, 2008.

Notice

Each shareholder of Common Stock as of the Record Date will be entitled to notice of the Name Change that has been approved by the Board of Directors and ratified by Majority Shareholder which held, as of the close of business on September 15, 2008, in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock. Under Chapter 607.0704, Title XXXVI of the Florida Statutes, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Name Change is required.

Outstanding Shares and Voting Rights

As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, of which 22,112,500 shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

Authorization by the Directors and the Majority Shareholder

Under Chapter 607.0821, Title XXXVI of the Florida Statutes and the Company’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Chapter 607.0704, Title XXXVI of the Florida Statutes and the Company’s Articles of Incorporation, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Chapter 607.0725, Title XXXVI of the Florida Statutes and the Company’s Articles of Incorporation, as amended, the approval of the abovementioned Name Change requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On September 15, 2008, the Board of Directors unanimously authorized the Name Change and the filing of the Amendment by Written Consent of the Board of Directors as set forth in Exhibit A to this Information Statement.

On September 15, 2008, the Majority Shareholder of the Company and holder of 78.69% of the total outstanding Common Stock and 17,400,000 votes, ratified the Board of Directors’ Written Consent and further authorized the Name Change and the filing of the Amendment by Written Consent of the Majority Shareholder as set forth in Exhibit B to this Information Statement. As of the close of business on September 15, 2008, the Company had outstanding 22,112,500 shares of Common Stock, 7,887,368 shares of Series A Convertible Preferred Stock (the “Preferred Shares”) and Series A Warrants (the “Warrants”) to purchase a total of 9,748,933 shares of Common Stock.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Name Change and is furnishing this Information Statement solely for the purpose of informing shareholders of the Name Change, in the manner required under the Exchange Act, before the Amendment effectuating the Name Change may be filed.

Effective Date

The Name Change will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Florida.

Pursuant to Rule 14c-2 under the Exchange Act, the filing will be made at least twenty (20) days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the action contemplated herein will be effected on or about the close of business on October 20, 2008.

This Information Statement will serve as written notice to shareholders pursuant to the Chapter 607, Title XXXVI of the Florida Statutes.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors nor the ratification by the Majority Shareholder of the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under the Florida Statutes, the Articles of Incorporation or the Bylaws.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 15, 2008, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address	Amount Owned (1)							Percent
Of Owner (2)	Common Stock	Preferred shares (3)		Warrants (4)		Total		of Common Stock (5)
Vision Opportunity China LP 520 Madison Avenue, 12th Floor New York, NY 10022	677,500	5,915,526	(6)	7,098,632	(6)	13,691,658	(6)	9.9% (6)
Hare & Co., as custodian for Blue Ridge Investments, LLC 214 N. Tryon Street Charlotte, NC 28255	0	1,971,842	(6)	2,366,211	(6)	4,338,053	(6)	9.9% (6)
Long Sunny Limited P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	17,400,000	0		0		17,400,000		78.69%
Li Shaoqing (7) c/o Long Sunny Limited P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	10,440,000	0		0		10,440,000		47.21%
John Vogel (former director and former CEO) 31200 Via Colinas, Suite 200 Westlake Village, CA 91362	6,000	0		0		6,000		* %
Robert Scherne (former principal accounting officer) 31200 Via Colinas, Suite 200 Westlake Village, CA 91362	15,000	0		0		15,000		* %
Mr. Wang Chen (director and current CEO) (8)	11,434,286	0		0		11,434,286		43.01%
Ms. Guo Wei (director) (9)	11,434,286	0		0		11,434,286		43.01%

* Less than one percent
(1) In determining beneficial ownership of the Company’s Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of Common Stock owned by a person or entity on September 15, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on September 15, 2008 (22,112,500), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in note 6 below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2) Except as otherwise indicated, the address of each beneficial owner is c/o No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area Tianjin, People’s Republic of China.
(3) An aggregate of 7,887,368 Preferred Shares are issued and outstanding, of which 5,915,926 shares were issued to Vision Opportunity China LP and 1,971,842 shares were issued to Blue Ridge Investments, LLC. Each Preferred Share is initially convertible, at the option of the holder, into one share of the Company’s Common Stock. Accordingly, in total, as of September 15, 2008, all of the outstanding Preferred Shares are convertible into a total of 7,887,368 shares of the Company’s Common Stock, subject to a 9.9% limitation on beneficial ownership of Common Stock as more fully described in note 6 below.
(4) Warrants to purchase up to a total of 9,464,843 shares of the Company’s Common Stock at $3.52 per share (subject to a 9.9% limitation on beneficial ownership of Common Stock as more fully described in note 6 below), of which 7,098,632 shares underlie the Warrant issued to Vision Opportunity China LP have been issued and 2,366,211 shares underlie the Warrant issued to Blue Ridge Investments, LLC. The Warrants have a term of five years.
(5) Based upon 22,112,500 shares of Common Stock outstanding as of the date hereof and, with respect to each shareholder, the number of shares which would be outstanding upon the exercise by such shareholder of outstanding rights to acquire stock, either upon exercise of outstanding options, warrants or conversion of other securities within 60 days of the date hereof.
(6) Pursuant to the terms of the Warrants and the certificate of designation for the Preferred Shares, at no time may a purchaser of Preferred Shares or Warrants convert or exercise such purchaser’s Preferred Shares or Warrants into shares of the Company’s Common Stock if the conversion or exercise would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one (61) days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the Preferred Shares referenced in the waiver notice. The 9.9% beneficial ownership limitation does not prevent a shareholder from selling some of its holdings and then receiving additional shares. Accordingly, each shareholder could exercise and sell more than 9.9% of the Company’s Common Stock without ever at any one time holding more than this limit.
(7) Li Shaoqing owns 60% shares of Long Sunny Limited.
(8) Wang Chen owns 40% shares of Long Sunny Limited, and he beneficially owns 4,474,286 shares of the Company’s Common Stock pursuant to a call option agreement that gives him the right to become the beneficial owner of the majority of the Company’s Common Stock.
(9) Guo Wei is the wife of Wang Chen. Ms. Guo’s beneficial ownership in Southern Sauce is based upon Mr. Wang’s respective interest in Long Sunny Limited.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has recommended approval of the Name Change to the Majority Shareholder.

By Order of the Board of Directors
September 15, 2008

/s/ Wang Chen
Name: Wang Chen	Date: September 15, 2008
Title: Director

/s/ Guo Wei
Name: Guo Wei	Date: September 15, 2008
Title: Director

EXHIBIT A

UNANIMOUS WRITTEN CONSENT
IN LIEU OF FORMAL ACTION BY THE BOARD OF DIRECTORS OF
SOUTHERN SAUCE COMPANY, INC.

The undersigned, being all of the members of the Board of Directors of Southern Sauce Company, Inc. a Florida corporation (the “Corporation”), hereby execute this written consent to action in accordance with Chapter 607.0205, Title XXXVI of the Florida Statutes. The undersigned Directors hereby waive the relevant sections of the Florida Statutes, and of the Corporation’s Bylaws, all requirements of notice, including notice of purpose, whether contained therein, effective as of September 15, 2008, do hereby adopt the following resolutions:

WHEREAS, in the opinion of the Board of Directors it is advisable and in the best interests of the Corporation to change the name of the Corporation from “Southern Sauce Company, Inc.” to “Shengkai Innovations Co., Ltd.”;

NOW THERFORE BE IT:

RESOLVED , that the Board of Directors deems it advisable and in the best interests of the Corporation to authorize and direct the Corporation to file Articles of Amendment to amend the Corporation’s Articles of Incorporation, as amended, to change the name of the Corporation to “Shengkai Innovations Co., Ltd.”, such that Article I is superseded and replaced as follows:

“The name of the corporation is: SHENGKAI INNOVATIONS CO., LTD.”

RESOLVED, that the Corporation is authorized to file Articles of Amendment with the State of Florida to give effect to such name change, and be it further

RESOLVED , that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the shareholders of the Corporation an Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934 (the “Information Statement”) with respect to the change in the name of the Corporation to Shengkai Innovations Co., Ltd, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on September 29, 2008; and be it further,

RESOLVED , that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability, and be it further

RESOLVED, that this consent may be signed in one or more counterparts, and be it further

RESOLVED , the action taken by this written consent shall have the same force and effect as if taken at a meeting of Board of Directors of the Corporation, duly called.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hands and seals on September 15, 2008.

/s/ Wang Chen
Name: Wang Chen	Date: September 15, 2008
Title: Director

/s/ Guo Wei
Name: Guo Wei	Date: September 15, 2008
Title: Director

EXHIBIT B
SOUTHERN SAUCE COMPANY , INC.
MAJORITY WRITTEN CONSENT IN LIEU OF MEETING
OF
THE SHAREHOLDERS

The undersigned, constituting the majority of the shareholders (the “Majority Shareholder”) of Southern Sauce Company, Inc., a Florida corporation (the “Corporation”), hereby executes this written consent to action in accordance with Chapter 607.0704, Title XXXVI of the Florida Statutes, and adopts the following resolution pursuant to the Corporations Code, effective as of September 15, 2008:

WHEREAS , on September 15, 2008, the Corporation’s Board of Directors approved by unanimous written consent an action to amend the Corporation’s Articles of Incorporation to change the name of the Corporation from “Southern Sauce Company, Inc.” to “Shengkai Innovations Co., Ltd.” (the “Corporate Action”);

WHEREAS , in the opinion of the Majority Shareholder, it is advisable and in the best interests of the Corporation to ratify the Corporate Action;

NOW THERFORE BE IT:

RESOLVED , that the Majority Shareholder ratifies the Corporate Action and authorizes and directs the Corporation to file Articles of Amendment to amend the Corporation’s Articles of Incorporation, as amended, to change the name of the Corporation to “Shengkai Innovations Co., Ltd.”, such that Article I is superseded and replaced as follows:

“The name of the corporation is: SHENGKAI INNOVATIONS CO., LTD.”

RESOLVED, that the Corporation is authorized to file the Articles of Amendment with the State of Florida to give effect to such name change, and be it further

RESOLVED , that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the shareholders of the Corporation an Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Information Statement”) with respect to the change in the name of the Corporation to Shengkai Innovations Co., Ltd, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on September 29, 2008; and be it further,

RESOLVED , that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability, and be it further

RESOLVED, that this consent may be signed in one or more counterparts.

The action taken by this consent shall have the same force and effect as if taken at a meeting of the shareholders of the Corporation, duly called.

Long Sunny Limited

By:	/s/ Wang Chen
Name: Wang Chen
Title: Chief Executive Officer
Common Shares: 17,400,000
Date: September 15, 2008